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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment
No. 16 to Registration Statement No. 33-22462 on Form N-1A of our report dated December 19, 2000 appearing in the Annual Report of Merrill Lynch Global Allocation Fund, Inc. for the year ended October 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 5, 2001